UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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☐	Soliciting Material Pursuant to §240.14a-12

LIBERATED SYNDICATION, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC SHAHINIAN

MICHAEL CRICENTI

SIMEON MCMILLAN

ADAM PINCUS

BRADLEY M. TIRPAK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLICITATION STATEMENT

OF

CAMAC FUND, LP

TO CALL A SPECIAL MEETING OF

STOCKHOLDERS

OF LIBERATED SYNDICATION, INC.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED

WHITE SPECIAL MEETING REQUEST CARD.

This special meeting request statement (this “Statement”) and the enclosed WHITE special meeting request card are being furnished by Camac Fund, LP, a Delaware limited partnership, and its affiliates Camac Partners, LLC, a Delaware limited liability company, Camac Capital, LLC, a Delaware limited liability company, and Eric Shahinian (collectively, “Camac,” “we” or “our”) in connection with the request to call a special meeting of stockholders (a “Special Meeting”) of Liberated Syndication, Inc., a Nevada corporation (“Libsyn”).

Who we are: Camac is a private investment firm founded in 2011. We own approximately 6.3 percent of Libsyn. We focus on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Our investments are long term in nature and focused on compounding capital over several decades rather than months or years.

What we believe: As a substantial stockholder of Libsyn, we are deeply disturbed by Libsyn management’s alarming track record and Libsyn’s runaway executive compensation, massive dilution of existing stockholders and poor capital allocation. We do not believe that there is any rational business justification for many of the decisions made by the Board of Directors of Libsyn (the “Board”), other than to line the pockets of Libsyn’s senior executives with money that rightfully belongs to Libsyn’s stockholders. In addition, we believe that Libsyn’s current directors are entrenched and were not properly elected at Libsyn’s last annual meeting of stockholders.

Why change is needed: We believe that the problems at Libsyn are systemic and are the result of directors who have abdicated their responsibility to create value for all stockholders. It is long-past time for new directors with fresh perspectives who can work to improve Libsyn for the benefit of all stockholders, not just Libsyn’s senior executives.

What we can do: The quickest path to improving Libsyn is by calling a Special Meeting. At a Special Meeting, stockholders can remove Libsyn’s current directors, expand the size of the Board, elect new directors who will be focused on stockholder value, and enact needed governance reforms. We are committed to improving Libsyn for the benefit of all stockholders.

At this time, we are only soliciting your written request to call a Special Meeting. As described in this Statement, in order to call a Special Meeting, we are required to deliver written requests from the holders of not less than 25 percent of all of Libsyn’s shares of common stock, par value $0.001 per share (the “Common Stock”), entitled to vote at a Special Meeting. Based on the latest outstanding share number provided by Libsyn, we will need to deliver written requests from the holders of 7,042,994 shares of Common Stock (including our own) to call a Special Meeting. Once a Special Meeting has been called, we will send you proxy materials urging you to vote in favor of the proposals to be considered at the Special Meeting.

CAMAC IS CONDUCTING THIS SOLICITATION AND IS NOT ACTING ON BEHALF OF LIBSYN OR ITS BOARD.

MAKE YOUR VIEWS CLEAR TO THE BOARD BY REQUESTING A SPECIAL MEETING.

YOUR SUPPORT FOR REQUESTING A SPECIAL MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

Do not return any special meeting request revocation card that you may receive from Libsyn, even as a protest vote.

This Statement is dated May 15, 2019, and is first being mailed to stockholders, along with the enclosed WHITE special meeting request card, on or about May 15, 2019.

PLEASE JOIN US IN REQUESTING A SPECIAL MEETING BY

SIGNING, DATING AND RETURNING THE WHITE SPECIAL MEETING REQUEST CARD TODAY.

WHY YOU WERE SENT THIS STATEMENT

Camac beneficially owns 1,766,499 shares of Common Stock. This represents approximately 6.3 percent of the outstanding shares of Common Stock. Together with the Nominees (as defined below), we represent 1,829,884 shares of Common Stock, or approximately 6.5 percent of the outstanding shares of Common Stock.

As a substantial stockholder of Libsyn, we are deeply disturbed by what we see at Libsyn. For example:

•

Management’s alarming track record: In 2012, the predecessor to Libsyn, Wizzard Software Corp., purchased a kiosk business now known as FAB Universal Corp. (“FAB”). Shortly after being acquired, FAB was accused of fraud, issuance of debt without disclosure, and was essentially abandoned. It was shown that only 10 percent of the kiosks that were claimed to be owned by FAB actually existed. At a bare minimum, this lack of due diligence is alarming. The management team that authorized the FAB acquisition is the same management team that is currently running Libsyn.

•

Runaway executive compensation: In 2019, Christopher J. Spencer, Libsyn’s chief executive officer, is slated to receive a $400,000 salary and an $800,000 bonus, and John Busshaus, Libsyn’s chief financial officer, is slated to receive a $350,000 salary and a $700,000 bonus. This amounts to over 59% of Libsyn’s 2018 income. We believe that these amounts, which are in addition to numerous equity grants totaling millions of shares, are wildly disproportionate for a company of Libsyn’s size. It does not appear that Libsyn or the Board uses an independent compensation consultant—a standard practice when setting executive compensation.

•

Massive dilution: Since April 2017, the Board has approved multiple massive stock awards to insiders. If vested, these awards would have the effect of diluting Libsyn’s original public stockholders by almost 50 percent. These awards represent a wholesale transfer of value from stockholders into the pockets of Libsyn management and directors. Further, the Board has recently taken a number of troubling actions to permit the vesting of certain awards where Libsyn management had not met the applicable performance thresholds, and extend the time to achieve the thresholds for other awards. For more information, see the section of this Statement captioned “Background.”

•

Poor capital allocation: At the end of 2018, Libsyn had a healthy cash balance of $11 million, but also maintained borrowings of $8 million. These borrowings resulted in approximately $387,000 of interest payments by Libsyn just in 2018. This is a wildly inappropriate capital structure for a company of Libsyn’s size. If Libsyn would simply pay off all borrowings with its outstanding cash, it would eliminate all interest expense and still leave the company with a robust cash balance.

We believe that change is not only long-overdue, but required to ensure that the Board delivers on its fiduciary duties to properly hold management accountable and provide effective oversight of Libsyn while also pursuing opportunities to protect and enhance stockholder value.

We believe that time is critical. As a result, we are seeking your support to request the calling of a Special Meeting for the following purposes. We refer to the following proposals as the “Proposals.”

Proposal 1.

Remove, without cause, Christopher Spencer, J. Gregory Smith, Douglas Polinsky and Denis Yevstifeyev, as directors of Libsyn (and any persons, other than the Nominees (as defined below), who are elected, appointed or designated by the Board to fill any vacancy or newly created directorship at any time prior to the time that any of the actions proposed by this Statement become effective).

Proposal 2.	Amend Article III, Section 3.02 of Libsyn’s bylaws (the “Bylaws”) to increase to nine the number of directors constituting the Board.

Proposal 3.

Amend Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders.

Proposal 4.

Elect Eric Shahinian, Michael Cricenti, Simeon McMillan, Adam Pincus and Bradley M. Tirpak (the “Nominees”) to serve as directors of Libsyn until the next annual meeting of stockholders of Libsyn and until their successors shall have been elected and shall have qualified.

Proposal 5.

Delete Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years.

Proposal 6.

Repeal each provision or amendment of the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of the stockholders after February 19, 2016 (the last date that the Bylaws were publicly disclosed by Libsyn), and prior to the approval of this proposal.

Proposal 7.	Transact such other business as may properly come before the Special Meeting.

For additional details on the Proposals, please see the section of this Statement captioned “Our Plans for the Special Meeting.”

At this time, we are only soliciting your written request to call a Special Meeting. We are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions. If a Special Meeting is called, we will send you proxy materials relating to the Proposals. There is no deadline for submitting sufficient requests to call a Special Meeting, but we hope to call a Special Meeting before July 1, 2019.

Do not return any special meeting request revocation card that you may receive from Libsyn, even as a protest vote. If you have done so, you may revoke that revocation by delivering a later dated WHITE special meeting request card to Camac as described in this Statement.

IMPORTANT

If your shares of Common Stock are registered in your name, please sign, date and mail the enclosed WHITE special meeting request card. A postage-paid envelope is provided for your convenience.

If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a written request with respect to your shares and only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a WHITE special meeting request card to be signed representing your shares of Common Stock. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to Camac so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

IMPORTANT INFORMATION REGARDING THIS SOLICITATION

Your prompt action is important. We urge you to sign, date and return the enclosed WHITE special meeting request card today.

For additional information or assistance, please contact InvestorCom LLC (“InvestorCom”), the firm assisting us in our solicitation:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

BACKGROUND

Camac has been an investor in Libsyn since 2017, believing the shares of Libsyn to be undervalued relative to the merits of the business and opportunity set for Libsyn.

On April 13, 2017, Libsyn disclosed a massive restricted stock grant to Libsyn management and directors. Under these grants, Mr. Spencer, the chief executive officer, received 1.5 million shares of Common Stock, Mr. Busshaus, the chief financial officer, received 1.25 million shares of Common Stock, and the three independent directors each received 300,000 shares of Common Stock. The grant documents for these awards provided for vesting in four equal tranches upon the achievement of four milestones: (1) Libsyn obtaining a $25 million average market capitalization for any five consecutive days within 12 months of April 13, 2017 (“Milestone 1”); (2) Libsyn obtaining a $50 million average market capitalization for any five consecutive days within 18 months of April 13, 2017 (“Milestone 2”); (3) Libsyn obtaining a $75 million average market capitalization for any five consecutive days within 24 months of April 13, 2017 (“Milestone 3”); and (4) Libsyn up-listing to The Nasdaq Stock Market within 24 months of April 13, 2017 (“Milestone 4”). Any shares that did not vest pursuant to these milestones were to be forfeited.

On June 19, 2017, Libsyn disclosed that, in connection with its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), the Board amended the Bylaws to reduce the quorum for meetings of the stockholders from a majority of Libsyn’s issued and outstanding Common Stock to just one-third. Despite being obligated to do so, Libsyn has never publicly disclosed these amended Bylaws.

On June 28, 2017, the 2017 Annual Meeting was held. At the meeting, Libsyn purported to apply a plurality voting standard in the election of directors. However, Libsyn’s publicly disclosed organizational documents have never permitted the use of plurality voting in director elections. In fact, Libsyn’s publicly disclosed organizational documents make clear that a majority voting standard is to be used in director elections. Libsyn has never disclosed the voting results from the 2017 Annual Meeting, and Camac is left to wonder if any director was properly elected at the 2017 Annual Meeting.

In May 2018, Mr. Shahinian met with Mr. Spencer to discuss Libsyn broadly and to allow Mr. Spencer to hear Mr. Shahinian’s views on Libsyn.

On September 12, 2018, Libsyn held its 2018 Annual Meeting of Stockholders. As at the 2017 Annual Meeting, Libsyn purported to apply a plurality voting standard in the election of directors despite the plain language in its publicly disclosed organizational documents that such standard was improper.

On January 8, 2019, Camac filed a Schedule 13D disclosing ownership of approximately 5.2 percent of the Common Stock.

Later in January 2019, Messrs. Shahinian and Spencer spoke about among other things, Camac’s Schedule 13D filing and Libsyn’s share dilution and compensation practices.

On March 15, 2019, Libsyn disclosed that the Board “acknowledged” that Milestone 1 and Milestone 2 had been met. Messrs. Shahinian and Spencer spoke about Milestone 2, and Mr. Shahinian stated his belief that Milestone 2 had not been achieved. In response, Mr. Spencer stated that, for purposes of determining the achievement of Milestone 2, the grants made in April 2017 should not be evaluated collectively but rather on a one-by-one basis. From this discussion, Camac concluded that the Board is taking the position that, when calculating the achievement of Milestone 2 for any individual, only the restricted shares granted to that individual should be excluded from the market capitalization calculation. Camac believes that this position is not supported by the text of the documents governing these equity grants or the disclosures made by Libsyn.

Also on March 15, 2019, Libsyn disclosed that the Board’s compensation committee determined to extend the time periods for Messrs. Spencer and Busshaus to achieve Milestone 3 and Milestone 4 by an additional

18 months. Presumably, this action was taken because it would have been impossible for either milestone to be achieved under the original award agreements. Camac believes that this action represents a shocking failure to hold management accountable for failing to deliver on performance objectives set by the Board.

Also on March 15, 2019, the Board’s compensation committee rewarded Messrs. Spencer and Busshaus—who had utterly failed to achieve Milestone 3 and Milestone 4 after approximately two years and who were only able to achieve Milestone 2 thanks to what Camac believes is an impermissible interpretation of the milestone—with new employment agreements (on extremely favorable terms to the executive) that stretch into at least 2023.

On April 26, 2019, Camac commenced the process to call a Special Meeting in order to bring needed improvements to Libsyn. Camac also filed an amendment to its Schedule 13D.

THE SPECIAL MEETING

At this time, we are only soliciting your written request to call a Special Meeting. We are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions. If a Special Meeting is called, we will send you proxy materials relating to the Proposals.

We are soliciting written requests to have Libsyn call a Special Meeting pursuant to the Bylaws and Nevada law. We are furnishing this Statement and the WHITE special meeting request card to enable you and Libsyn’s other stockholders to support our efforts to request that a Special Meeting be called and held. For the call of a Special Meeting to be properly requested, we are required to deliver written requests from the holders of not less than 25 percent of all of the shares of Common Stock entitled to vote at a Special Meeting.

According to Amendment No. 1 to the Annual Report on Form 10-K filed by Libsyn with the SEC on April 18, 2019, there were 28,171,974 shares of Common Stock outstanding on April 15, 2019. Based on this number, we will need written requests from the holders of 7,042,994 shares of Common Stock (including our own) to call a Special Meeting. Together, Camac and the Nominees own 1,829,884 shares of Common Stock. As such, we will need the holders of an additional 5,213,110 shares of Common Stock to request that Libsyn call a Special Meeting. Please join us in requesting that a Special Meeting be called by signing, dating and returning the WHITE special meeting request card today. The failure to sign and return the WHITE special request card will have the same effect as opposing the calling of a Special Meeting.

If we are successful in our solicitation of special meeting requests, Libsyn will be required under the Bylaws and Nevada law to call and hold a Special Meeting. Upon receipt of the requisite number of special meeting requests from stockholders that a Special Meeting be called, we anticipate delivering such written requests to Libsyn promptly, together with written notice of the business proposed to be brought before the Special Meeting (which business is described in this Statement), pursuant to Article II, Section 2.02 of the Bylaws. If Libsyn fails to call a Special Meeting within 60 days after we deliver a sufficient number of written requests, then the Bylaws permit us to call a Special Meeting. We intend to call a Special Meeting if necessary.

Pursuant to Section 78.370(3) of the Nevada Revised Statutes, together with Article II, Section 2.06 of the Bylaws, the record date for determining the stockholders entitled to notice of, and to vote at, a Special Meeting may be fixed by the Board at no less than ten or more than 60 days prior to the Special Meeting. Pursuant to Section 2.06 of the Bylaws, if the Board does not fix a record date, then the record date is the date on which notice of the Special Meeting is marked.

After a Special Meeting is called, we intend to solicit proxies from stockholders in support of the Proposals by sending you a proxy statement and a WHITE proxy card for use in connection with the Special Meeting. At the Special Meeting, stockholders will be asked to vote to approve the Proposals.

We expect to request, in any future proxy solicitation relating to a Special Meeting, authority to (1) initiate and vote for proposals to recess or adjourn the Special Meeting for any reason; and (2) oppose and vote against any proposal to recess or adjourn the Special Meeting. Camac reserves the right to either modify the Proposals or cause additional proposals to be identified in the notice of, and in, the proxy materials for a Special Meeting. We are not aware of any other proposals to be brought before a Special Meeting. However, should other proposals be brought before the Special Meeting, we will vote proxies on such matters in our discretion consistent with Rule 14a-4(c)(3) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

OUR PLANS FOR THE SPECIAL MEETING

If we, with the support of other stockholders, are successful in obtaining sufficient stockholder support to request that a Special Meeting be called pursuant to the Bylaws, we expect to present the following matters for a stockholder vote at the Special Meeting:

Proposal 1—Removal of Existing Directors

Proposal 1 is to remove, without cause, Christopher Spencer, J. Gregory Smith, Douglas Polinsky, and Denis Yevstifeyev, as directors of Libsyn (and any other persons, other than the Nominees, who are elected, appointed or designated by the Board to fill any vacancy or newly created directorship at any time prior to the time that any of the actions proposed by this Statement become effective).

If all directors are removed pursuant to Proposal 1 but no directors are elected pursuant to Proposal 4, then no directors will remain on the Board.

Proposal 2—Amend the Bylaws to Set the Size of the Board

Proposal 2 is an amendment to Article III, Section 3.02 of the Bylaws to provide that stockholders have set the number of directors on the Board at nine.

Proposal 2 would amend Article III, Section 3.02 of the Bylaws to read as follows (deletions are indicated by strikeouts and additions are indicated by double underlines):

Section 3.02 Number, Term, and Qualifications. The Board of Directors shall consist of one to nine persons. Increases or decreases to said number may be made, within the numbers authorized by the Articles of Incorporation, as the Board of Directors shall from time to time determine by amendment to these Bylaws. An increase or a decrease in the number of the members of the Board of Directors may also be had upon amendment to these Bylaws by a majority vote of all of the shareholders, and the number of directors to be so increased or decreased shall be fixed upon a majority vote of all of the shareholders of the corporation. In furtherance of the foregoing, the shareholders have set the number of directors constituting the entire Board of Directors at nine. Each director shall hold office until the next annual meeting of shareholders of the corporation and until his or her successor shall have been elected and shall have qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation.

Proposal 3—Amend the Bylaws to Confirm that Stockholders May Fill Director Vacancies and Clarify that Only Stockholders May Fill Vacancies Caused by the Removal of a Director by Stockholders

Proposal 3 is an amendment to Article III, Section 3.10 of the Bylaws to confirm that stockholders are permitted to fill any vacancies, however caused, on the Board and provide that only stockholders are entitled to fill vacancies on the Board created as a result of the removal of a director by stockholders.

Proposal 3 would amend Article III, Section 3.10 of the Bylaws to read as follows (deletions are indicated by strikeouts and additions are indicated by double underlines):

Section 3.10 Vacancies and Newly Created Directorship. If any vacancies shall occur in the Board of Directors by reason of death~~,~~ or resignation ~~or otherwise~~, or if the number of directors shall be increased by action of the Board, the directors then in office shall continue to act and such vacancies or newly created directorships shall be filled by a vote of the directors then in office, though less than a quorum, ~~in any way approved by the meeting~~ or by the shareholders. Any directorship to be filled by reason of removal of one or more directors by the shareholders or because of an increase in the number of directors that is approved by the shareholders may only be filled by ~~election by~~ the shareholders ~~at the meeting at which the director or directors are removed~~.

Proposal 4—Election of the Nominees

Proposal 4 is to elect the Nominees to serve as directors of Libsyn until the next annual meeting of stockholders of Libsyn and until their successors shall have been elected and shall have qualified, or until their earlier death, resignation, or removal. To the extent that there are insufficient vacancies on the Board to elect the Nominees, Proposal 4 is contingent on the approval of Proposal 2.

The Nominees have furnished the following information regarding their principal occupations and certain other matters. The ages of the nominees are given as of April 25, 2019.

Eric Shahinian, age 30, is a successful investor. He founded Camac in 2011 and has served as its managing member since that time. Prior to founding Camac, he was an analyst at Kingstown Capital Management L.P., an investment firm, from 2009 to 2011. Mr. Shahinian was a director of Khan Resources, Inc. from 2015 to 2017, during which time the company reached a settlement with the government of Mongolia in regards to an arbitration award entered in the company’s favor and paid out a large return of capital. Mr. Shahinian has a Bachelor of Science from Babson College.

Michael Cricenti, age 34, is a successful investor. Since February 2017, he has served as the founder and chief investment officer of Magis Capital Partners LLC, a family office based in Dallas, Texas. From 2009 until 2017, Mr. Cricenti was a managing director of Bluestem Asset Management, an investment firm. Mr. Cricenti has extensive experience sourcing, researching and executing investments in public, private and partnership securities around the world. From 2007 to 2009, Mr. Cricenti worked at Harris Williams & Co., a leading middle market merger and acquisition investment bank. Mr. Cricenti has a B.S. from Babson College.

Simeon McMillan, age 33, is a media executive. Since June 2017, he has served as Director of Corporate Financial Planning and Analysis at Univision Communications Inc. (“Univision”), a diversified media company focused on Hispanics and Latin Americans. From October 2015 to June 2017, Mr. McMillan served as an Associate in the Office of the Chief Executive Officer at Univision. From February 2014 to August 2015, Mr. McMillan served as a Research Analyst at MSF Capital, a financial advisory firm. From 2012 to 2014, Mr. McMillan attended Columbia Business School, where he had a variety of internships, including with the investment advisory firms FrontFour Capital Group, LLC and Tyrian Investments, LP. From 2010 to 2012, Mr. McMillan worked at Sterling Partners, a private equity firm. Prior to Sterling Partners, Mr. McMillan worked at Goldman, Sachs & Co., an investment banking firm. Mr. McMillan has an M.B.A. from Columbia Business School and a B.S. from the Wharton School at the University of Pennsylvania.

Adam Pincus, age 55, is a senior executive with an extensive background in podcast development, production, distribution, and the exploitation of podcast IP, as well as a background in film and television. Since February 2019, Mr. Pincus has served as founder and Chief Executive Officer of Anbaric Audio, a podcast studio/production company. From October 2018 to February 2019, Mr. Pincus pursued formative steps to establish Anbaric Audio. From May 2015 to September 2018, Mr. Pincus served as Executive Vice President, Programming & Content at First Look Media / Topic Studios. At First Look Media, Mr. Pincus oversaw the establishment of the podcast division, and the launch of numerous success shows, including “Politically Reactive” with Emmy winner W. Kamau Bell; “Intercepted,” the podcast for First Look Media’s investigative journalism unit The Intercept, hosted by award-winning journalist Jeremy Scahill; the #1 series “Missing Richard Simmons” and its follow up, “Headlong”; and “Anthem”, an original musical from John Cameron Mitchell (“Hedwig and the Angry Inch”), which launched on Luminary in April 2019. Prior to his time at First Look Media, Mr. Pincus ran the North American content studio for WPP unit GroupM Entertainment, where he served as Executive Vice President, Programming and Production from September 2013 to April 2015. From January 2008 to August 2013, Mr. Pincus was an executive at MediaCom, where he served as Senior Partner, Director/Branded Entertainment, from January 2010 to August 2013, and Head of Content, MediaCom Beyond Advertising from January 2008 to December 2009. From 1998 to 2005, Mr. Pincus served as Senior Vice President, Original Programming, On-Air and New Media at Sundance Channel and was part of the operating committee. Mr. Pincus received a B.A. from Columbia University.

Bradley M. Tirpak, age 49, is a successful investor focused on small-cap stocks. Since September 2016, he has been a managing director at Palm Active Partners LLC. From 2009 to 2016, Mr. Tirpak was founder and Chief Executive Officer of Locke Partners and managed various investment partnerships that focused on engaging public companies to improve corporate governance and improve stockholder returns. Earlier in his career, he worked for Credit Suisse First Boston, Caxton Associates, Sigma Capital Management and Chilton Investment Company. Mr. Tirpak is the Chairman of the Board of Full House Resorts, Inc., a casino developer and operator, and has been a director since December 2014, was a director of Flowgroup plc, an independent energy supplier in the UK, from July 2017 until October 2018, and was a director of Birner Dental Management Services, Inc., a manager of dental practices in Colorado, Arizona and New Mexico, from December 2017 to January 2019. From April 2015 to February 2017, he was a director of Applied Minerals, Inc., a leading producer of halloysite clay and advanced natural iron oxide solutions, and from January 2010 to February 2012, he was a director of USA Technologies, Inc., a payments company focused on the vending industry. Mr. Tirpak is a trustee of the HALO Trust USA, the world’s largest humanitarian mine clearance organization which clears the debris of war in over 20 countries. Mr. Tirpak received a B.S. from Tufts University and an M.B.A from Georgetown University.

Camac reserves the right to nominate or substitute additional persons if Libsyn makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees. Camac reserves the right to substitute different persons to stand for election to the Board in lieu of any of the Nominees.

Proposal 5—Elimination of Any Unilateral Ability to Classify the Board

Proposal 5 is to amend to Article III of the Bylaws by deleting Section 3.03. As a consequence, Proposal 5 would eliminate any ability of the Board to unilaterally adopt a classified Board structure. Such a structure means that a nominee only stands for election once every three years.

Article III, Section 3.03 of the Bylaws presently reads as follows:

Section 3.03 Classification of Directors. In lieu of electing the entire number of directors annually, the Board of Directors may provide that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.

Proposal 5 would eliminate this provision.

Proposal 6—Reversal of Any Unilateral Bylaw Amendments

Proposal 6 is a resolution to repeal each provision or amendment of the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of the stockholders after February 19, 2016 (the last date that the Bylaws were publicly disclosed by Libsyn), and prior to the approval of this proposal.

As of the date of this Statement, Camac is not aware of any decision by the Board to adopt, amend or repeal any provision of the Bylaws since June 19, 2017 (which is the date on which the Board amended the Bylaws to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy), but it is possible that, following the date of this Statement and prior to the adoption of this resolution, such an amendment could be adopted by the Board or become effective. Such an amendment could negatively impact the ability of Camac to solicit or obtain special meeting request cards, proxies or written consents from stockholders or otherwise adversely affect the ability of stockholders to vote on the Proposals.

Although adoption of Proposal 6 could have the effect of repealing previously undisclosed amendments to the Bylaws without considering the beneficial nature, if any, of such amendments to the stockholders, it would not repeal any such amendments that were approved by stockholders. The repeal of any Bylaws pursuant to Proposal 6 could have the effect of reversing amendments to the Bylaws implemented by the Board that are aligned with stockholder interests.

WRITTEN REQUEST PROCEDURES

At this time, we are only soliciting your written request to call a Special Meeting. We are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions. If a Special Meeting is called, we will send you proxy materials relating to the Proposals.

Pursuant to this Statement, we are soliciting written requests from holders of outstanding shares of Common Stock to call a Special Meeting. By signing a request, a stockholder is requesting Libsyn to call a Special Meeting and designating specified persons as the stockholder’s agents. In addition, the stockholder is authorizing the designated agents to (1) request that Libsyn call and hold a Special Meeting as soon as possible; and (2) exercise all rights of the holders of shares of Common Stock incidental to calling a Special Meeting and causing the purposes of the authority expressly granted pursuant to the written requests to the designated agents to be carried into effect, including to apply, if need be, to an appropriate court to order that a Special Meeting be held. Written requests to call a Special Meeting do not grant the designated agents the power to vote your shares of Common Stock at the Special Meeting and do not commit you to cast any vote in favor or against any proposal to be brought before a Special Meeting. To vote on the matters to be brought before the Special Meeting, you must vote by proxy or in person at the Special Meeting.

You may revoke your written request to have Libsyn call a Special Meeting at any time before the delivery of sufficient requests to call a Special Meeting. To do this, you must deliver a written revocation to Libsyn or to Camac in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, Connecticut 06820. Such a revocation must clearly state that your written request to call a special meeting is no longer effective. Any revocation of a written request will not affect any action taken by the designated agents pursuant to the written request prior to such revocation. Although a revocation is effective if delivered to Libsyn, we request that you mail or deliver either the original or a copy of any revocation to Camac in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, Connecticut 06820. Camac may contact stockholders who have revoked their written request.

Do not return any special meeting request revocation card that you may receive from Libsyn, even as a protest vote. If you have done so, you may revoke that revocation by delivering a later dated WHITE special meeting request card to Camac as described in this Statement. If so properly delivered, a later dated WHITE special meeting request card will constitute an effective revocation of any earlier-dated written revocation.

Upon receipt of the requisite number of written requests from stockholders that a Special Meeting be called, Camac anticipates delivering such written requests promptly to certain officers of Libsyn. Only after, and if, a Special Meeting is called will stockholders be asked to vote on the Proposals.

If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a written request with respect to your shares and only upon receipt of specific instructions from you. Accordingly, please contact the person responsible for your account and give instructions for a WHITE special meeting request card to be signed representing your shares of Common Stock. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to Camac in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, Connecticut 06820 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

SOLICITATION OF SPECIAL MEETING REQUESTS

The initial solicitation of special meeting requests by mail may be supplemented by telephone, fax, email, newspapers and other publications of general distribution, through the Internet, and by personal solicitation by Camac and the persons listed on Annex A who are “participants.” No additional compensation for soliciting special meeting requests will be paid to such participants for their solicitation efforts.

We have retained InvestorCom for solicitation and advisory services in connection with the solicitation of special meeting requests, for which InvestorCom is to receive a fee of up to $35,000. Up to 25 people may be employed by InvestorCom in connection with the solicitation of special meeting requests. Camac has also agreed to reimburse InvestorCom for out-of-pocket expenses and to indemnify InvestorCom against certain liabilities and expenses, including reasonable legal fees and related charges. InvestorCom will solicit special meeting requests from individuals, banks, brokerage firms, dealers, trust companies, other nominees and other institutional holders.

Camac’s expenses related to the solicitation of special meeting requests are currently estimated to be approximately $250,000, of which approximately $175,000 has been incurred to date. Such costs include, among other things, expenditures for attorneys, proxy solicitors, printing, advertising, postage and other miscellaneous expenses and fees. The entire expense of soliciting proxies by or on behalf of Camac is being borne by Camac. Banks, brokerage firms, dealers, trust companies and other nominees will be requested to forward solicitation materials to beneficial owners of shares of Common Stock. Camac will reimburse banks, brokerage firms, dealers, trust companies and other nominees for their reasonable expenses for sending solicitation material to beneficial owners.

To the extent legally permissible, if successful in its solicitation of requests to call a Special Meeting or its solicitation of proxies at a Special Meeting, or both, then Camac currently intends to seek reimbursement from Libsyn for the costs of such solicitations. Camac does not currently intend to submit the question of such reimbursement to a vote of the stockholders of Libsyn.

OTHER MATTERS

Interests of Participants in the Solicitation

This solicitation is being conducted by Camac. The information in this Statement and in Annex A about the other persons listed on Annex A who are “participants” in the solicitation by Camac was provided by that participant.

Important Notice Regarding the Availability of Solicitation Materials for the Solicitation of Written Requests to Call a Special Meeting.

In addition to delivering printed versions of this Statement and the WHITE special meeting request card to stockholders by mail, this Statement and the WHITE special meeting request form are also available on the Internet. You have the ability to access and print the Statement and the WHITE special meeting request card at http://www.icommaterials.com/Camac.

Certain Information Regarding Libsyn

Based on information publicly disclosed by Libsyn, its principal executive office is located at 5001 Baum Boulevard, Pittsburgh, Pennsylvania 15213.

Libsyn is subject to the periodic reporting requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Libsyn with the SEC may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (www.sec.gov) where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge.

Except as otherwise stated in this Statement, the information in this Statement concerning Libsyn has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Camac has no knowledge that would indicate that statements relating to Libsyn contained in this Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date (1) Camac has not had access to the books and records of Libsyn related to such information and statements; (2) was not involved in the preparation of such information; and (3) is not in a position to verify such information and statements. All information relating to any person other than the participants is based only on the knowledge of Camac.

Stockholder Nominations and Proposals for the 2019 Annual Meeting

Libsyn has provided the following disclosure related to the submission of stockholder proposals for the 2019 Annual Meeting of Stockholders. The following is reprinted verbatim from Libsyn’s disclosure.

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meeting, including the submission of nominees for election to the Board of Directors, consistent with regulations adopted by the Securities and Exchange Commission (the “SEC”) and our Bylaws. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting, we must receive them not later than January 2, 2019, or such later date as we may specify in our SEC filings. Your proposals should be addressed to Liberated Syndication Inc at 5001 Baum Blvd, Suite 770, Pittsburgh, PA 15213, Attn: Corporate Secretary.

We anticipate that proxies solicited in connection with our 2018 Annual Meeting will confer discretionary authority to vote on matters, among others, of which we do not receive notice prior to March 1, 2018.

The information set forth above is provided by Libsyn. The reprinting of this information in this Statement should not be construed as an admission by Camac that such procedures are legal, valid or binding.

CERTAIN EFFECTS OF THIS SOLICITATION

Based on information publicly disclosed by Libsyn, for purposes of Libsyn’s 2018 Omnibus Equity Incentive Plan (the “Plan”), a “change of control” would occur if, for a participant in the Plan who does not have an employment or consulting agreement with a differing definition, in any 24 month period the incumbent directors cease to constitute at least a majority of the Board or the board of directors of any successor to Libsyn. “Incumbent Directors” means, with respect to any period of time specified under the Plan for purposes of determining whether or not a change of control has occurred, the individuals who were members of the Board at the beginning of such period. It is possible that Incumbent Directors would no longer constitute a majority of the Board following a Special Meeting. If that happens, the Plan permits the Committee who administers the Plan to: (1) cancel any equity awards in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share in the change of control over the per share exercise, base or purchase price of such equity awards, which may be paid immediately or over the vesting schedule of the equity awards; (2) cause the assumption of any equity awards by the surviving corporation or any parent of subsidiary of a surviving corporation, if any; (3) accelerate any time periods, or waive any other conditions, related to vesting, exercise, payment or distribution of any equity award so that of any holder of equity awards whose employment has terminated as a result of a change of control is vested, exercised, distributed or paid in full; (4) cause Libsyn to purchase any equity award of any holder of equity awards whose employment has terminated, upon such holder’s request; or (5) terminate any then-outstanding equity award or make any other adjustment to the equity awards then outstanding as deemed necessary or appropriate to reflect such transaction or change. At this time, neither Camac nor the Nominees believe that it would be appropriate to take any actions under the Plan if a “change of control” occurs for purposes of the Plan.

Based on information publicly disclosed by Libsyn, the employment agreements of Christopher J. Spencer and John Busshaus reference a “change of control.” The employment agreements provide for certain benefits to the applicable executive if he is terminated following a “change of control.” However, there is no definition of change of control within the employment agreements; therefore it is unclear whether the definition under the Plan should apply. Any decision as to the employment of these executives will be made by the Board.

FORWARD-LOOKING STATEMENTS

This Statement may contain certain statements that are “forward looking” in nature, and stockholders should be aware that any such forward-looking statements are only predictions and subject to risks and uncertainties that exist in the business environment and that could render actual outcomes and results materially different from that predicted. In some cases, such forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “plan,” “expect,” “intend” or “believe” or the negative of such terms or other comparable terminology. You should not place undue reliance on any such statements, and any forward-looking statements made in this Statement are qualified in their entirety by these cautionary statements. There can be no assurance that the actual results or developments anticipated by Camac will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Libsyn or its business, operations or financial condition. Except to the extent required by applicable law, Camac undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ANNEX A

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, the Nominees and certain other persons are “participants” with respect to Camac’s solicitation of special meeting request cards. The following sets forth certain information about the persons and entities who are participants. Each natural person who is a participant is a citizen of the United States of America. Mr. Tirpak is also a citizen of the Republic of Ireland.

Certain Information Concerning the Nominees

There are no material legal proceedings in which any of the Nominees or any of their associates is a party adverse to Libsyn or any of its subsidiaries, or proceedings in which such Nominees or associates have a material interest adverse to Libsyn or any of its subsidiaries. There are no family relationships among the Nominees or between any of the Nominees and any director or executive officer of Libsyn.

Except as disclosed in this Statement, none of the Nominees has been involved in any legal proceedings in the preceding ten years described in Item 401(f) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”). Except as disclosed in this Statement, there are no arrangements or understandings between any of the Nominees and any other party pursuant to which any such Nominee was or is to be selected as a director or nominee. Except as disclosed in this Statement, none of the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of Libsyn, or is subject to any arrangement described in Item 402 of Regulation S-K.

The following table sets forth the names and business addresses of the Nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Nominees is carried on. The principal occupations or employment of the Nominees are set forth under the caption “Our Plans for the Special Meeting—Proposal 4—Election of the Nominees.”

Name	Business Address
Michael Cricenti	3111 North Houston Street, Apt. 318 Dallas, TX 75219
Simeon McMillan	500 Frank W. Burr Boulevard Teaneck, NJ 07666
Adam Pincus	68 Jay Street, Suite 422 Brooklyn, NY 11201
Eric Shahinian	c/o Camac Partners, LLC 350 Park Avenue, 13th Floor New York, NY 10022
Bradley M. Tirpak	39 Dover Street London, W1S4NN United Kingdom

Information Concerning Camac

Camac Fund, LP (“Fund”) is a Delaware limited partnership. The principal address of Fund is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Fund is acting as an investment fund. Fund is the direct beneifical owner of 1,766,499 shares of Common Stock.

Camac Partners, LLC (“Partners”) is a Delaware limited liability company. The principal address of Partners is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Partners is acting as the investment manager of Fund. Partners, as the investment manager of Fund, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Partners disclaims beneficial ownership of such shares for all other purposes.

Camac Capital, LLC (“Capital”) is a Delaware limited liability company. The principal address of Capital is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Capital is acting as general partner for Fund. Capital, as general partner for Fund, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Capital disclaims beneficial ownership of such shares for all other purposes.

Mr. Shahinian is a citizen of the United States of America. The principal business of Mr. Shahinian is investing in securities in his capacity as managing member for Capital and Partners. Mr. Shahinian, as the managing member of Capital and Partners, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Mr. Shahinian disclaims beneficial ownership of such shares for all other purposes.

Certain Information Regarding Ownership of Common Stock by the Participants

The Nominees have beneficial ownership of shares of Common Stock as set forth in the table below. Except as described in this Statement, no associates of the Nominees beneficially own any shares of Common Stock. None of the participants or any of their respective associates owns any shares of Common Stock of record that such person or entity does not own beneficially. None of the participants or any of their respective associates beneficially own any other securities of Libsyn.

Name	Number of Shares
Eric Shahinian	1,766,499	(1)
Michael Cricenti	—
Simeon McMillan	63,385
Eric Shahinian	—
Adam Pincus	—
Bradley M. Tirpak	—

(1)

Includes 1,766,499 beneficially owned by Fund. Mr. Shaninian may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Mr. Shaninian disclaims beneficial ownership of such shares for all other purposes.

Transactions in Libsyn’s Securities by the Participants

During the two years prior to April 25, 2019, the participants purchased or sold the following securities of Libsyn. Except as disclosed in this Statement, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Fund

Date of Transaction	Number of Shares	Nature of Transaction
6/23/2017	1,506	(1)
6/26/2017	48,493	(1)
6/27/2017	621	(1)
6/28/2017	2,150	(1)
6/30/2017	65	(1)
7/18/2017	16,532	(1)
7/31/2017	76,515	(1)
8/1/2017	200,000	(1)
8/2/2017	4,500	(1)
8/3/2017	449	(1)
8/9/2017	1,834	(1)
8/10/2017	8,500	(1)
8/28/2017	838	(1)
9/1/2017	1,000	(1)
9/26/2017	1,000	(1)
9/29/2017	187,839	(1)
10/2/2017	150	(1)
11/21/2017	1,573	(1)
11/22/2017	500	(1)
11/30/2017	22,306	(1)
12/1/2017	27,694	(1)
12/12/2017	9,354	(1)
12/13/2017	100	(1)
12/20/2017	2	(1)
12/26/2017	2,831	(1)
12/29/2017	2,230	(1)
1/2/2018	3,558	(1)
1/3/2018	4,940	(1)
1/8/2018	57,284	(1)
1/17/2018	50,100	(1)
1/22/2018	99,900	(1)
2/2/2018	8,700	(1)
2/6/2018	5,086	(1)
2/28/2018	8,049	(1)
3/1/2018	15,000	(1)
3/22/2018	30,000	(1)
3/29/2018	10,000	(1)
4/11/2018	8,226	(1)
4/13/2018	6,774	(1)
5/16/2018	3,398	(1)
5/21/2018	1,845	(1)
5/22/2018	8,620	(1)

Date of Transaction	Number of Shares	Nature of Transaction
5/23/2018	17,535	(1)
5/24/2018	5,000	(1)
5/25/2018	7,000	(1)
6/1/2018	15,000	(1)
6/5/2018	7,100	(1)
6/11/2018	4,829	(1)
6/15/2018	6,678	(1)
6/18/2018	4,400	(1)
6/20/2018	20,343	(1)
6/21/2018	16,797	(1)
6/22/2018	200	(1)
6/25/2018	4,00	(1)
6/26/2018	1,000	(1)
6/27/2018	1,352	(1)
6/28/2018	724	(1)
6/29/2018	12,975	(1)
7/2/2018	8,025	(1)
7/3/2018	9	(1)
7/5/2018	3,516	(1)
7/6/2018	600	(1)
7/30/2018	515	(1)
7/31/2018	1,718	(1)
8/1/2018	250	(1)
8/2/2018	71,576	(1)
8/3/2018	1,933	(1)
8/7/2018	57,539	(1)
8/14/2018	5,900	(1)
8/28/2018	974	(1)
8/29/2018	1,500	(1)
9/12/2018	1,907	(1)
9/13/2018	1,962	(1)
9/14/2018	1,000	(1)
9/17/2018	4,200	(1)
9/28/2018	2	(1)
10/2/2018	2,025	(1)
10/3/2018	9,050	(1)
10/5/2018	2,200	(1)
10/8/2018	1,900	(1)
10/9/2018	8,067	(1)
10/11/2018	200,000	(2)
10/29/2018	2,996	(1)
10/30/2018	1,800	(1)
10/31/2018	6,176	(1)
11/1/2018	1,00	(1)
11/8/2018	4,900	(1)
11/9/2018	900	(1)
11/12/2018	7,831	(1)
11/13/2018	6,490	(1)
11/15/2018	200	(1)
12/28/2018	2,000	(1)
12/31/2018	5,839	(1)

Date of Transaction	Number of Shares	Nature of Transaction
1/3/2019	21,420	(1)
1/7/2019	22,584	(1)
1/9/2019	1,500	(1)
1/30/2019	1,441	(1)
1/31/2019	6,540	(1)
2/1/2019	21,125	(1)
2/7/2019	16,400	(1)
2/12/2019	1,500	(1)
2/20/2019	19,394	(1)
2/22/2019	5,300	(1)
3/4/2019	44,600	(1)
3/5/2019	17,700	(1)
3/6/2019	24,051	(1)
3/7/2019	7,900	(1)
3/8/2019	35,153	(1)
3/11/2019	31,500	(1)
3/12/2019	949	(1)
3/19/2019	447	(1)

(1)	Open market purchase of shares of Common Stock. May be comprised of multiple purchases on such date.
(2)	Private purchase of shares of Common Stock.

Simeon McMillan

Date of Transaction	Number of Shares	Nature of Transaction
01/24/2018	7,000	(1)
01/25/2018	7,010	(1)
01/26/2018	37,350	(1)
01/29/2018	46,050	(1)
01/30/2018	14,300	(1)
02/01/2018	3,800	(1)
02/02/2018	21,600	(1)
02/14/2018	(100)	(2)
02/28/2018	(58,068)	(2)
03/01/2018	(46,869)	(2)
03/02/2018	(22,574)	(2)
03/05/2018	(9,499)	(2)
04/05/2018	6,490	(1)
12/14/2018	3,000	(1)
12/17/2018	5,850	(1)
12/18/2018	4,100	(1)
12/19/2018	7,800	(1)
12/20/2018	7,415	(1)
12/31/2018	14,440	(1)
04/12/2019	14,290	(1)

(1)	Open market purchase of shares of Common Stock. May be comprised of multiple purchases on such date.
(2)	Open market sale of shares of Common Stock. May be comprised of multiple sales on such date.

Miscellaneous Information Concerning the Participants

Except as described in this Annex A or in this Statement, neither any participant nor any of his respective associates or affiliates (together, the “Participant Affiliates”) (1) is either a party to any transaction or series of transactions since the beginning of Libsyn’s last fiscal year, or has knowledge of any currently proposed transaction or series of proposed transactions, (a) to which Libsyn or any of its subsidiaries was or is to be a participant; (b) in which the amount involved exceeds $120,000; and (c) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest; or (2) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter presently expected by Camac to be acted upon at a Special Meeting. Furthermore, except as described in this Annex A or this Statement, no participant or Participant Affiliate (1) directly or indirectly beneficially owns any securities of Libsyn or any securities of any subsidiary of Libsyn; or (2) has had any relationship with Libsyn in any capacity other than as a stockholder.

Except as described in this Annex A or in this Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by Libsyn or any of its affiliates or with respect to any future transactions to which Libsyn or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since the beginning of Libsyn’s last fiscal year, with any person with respect to any securities of Libsyn, including, but not limited to, the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, consents or authorizations.

Camac and each of the Nominees may be deemed to have an interest in the election of the Nominees directly or indirectly through the record or beneficial ownership of shares of Common Stock. The Nominees may also be deemed to have an interest in their election to the Board by virtue of the compensation and indemnification that they will, or will be entitled to, receive from Libsyn if elected as directors.

Except as described in this Annex A or in this Statement, there are no arrangements, agreements or understandings between or among the participants or between or among participants and any other persons or entities in connection with the election of the Nominees, and none of the participants will receive additional compensation from Camac in connection with the election of the Nominees.

Except as described in this Annex A or in this Statement, there are no material proceedings in which the Nominees or any of their respective associates is a party adverse to Libsyn or any of its subsidiaries, or material proceedings in which such Nominee or associate has a material interest adverse to Libsyn or any of its subsidiaries.

Except as described in this Annex A or in this Statement, (1) no occupation or employment is or was carried on by any Nominee with Libsyn or any corporation or organization which is or was a parent, subsidiary or other affiliate of Libsyn; and (2) none of the Nominees has ever served on the Board.

Except as described in this Annex A or in this Statement, there are no family relationships between any Nominee and any director or executive officer of Libsyn.

During Libsyn’s last fiscal year, Camac was not the beneficial owner of more than 10 percent of the Common Stock. To the knowledge of Camac, Camac did not fail to file on a timely basis any reports required by Section 16(a) of the Exchange Act during Libsyn’s most recent fiscal year or any other applicable prior fiscal years.

Except as described in this Annex A or in this Statement, there are no relationships or dealings between the Nominees and Libsyn or any of its subsidiaries, affiliates, directors, officers or agents.

IMPORTANT

PLEASE REVIEW THIS STATEMENT AND

THE ENCLOSED MATERIALS CAREFULLY.

YOUR REQUEST IS VERY IMPORTANT, NO MATTER HOW MANY OR

HOW FEW SHARES OF COMMON STOCK YOU OWN.

1. If you hold your shares of Common Stock on the books and records of Libsyn in your own name, please authorize the written request for the call of a Special Meeting by signing, dating and returning the enclosed WHITE special meeting request card. A postage-paid envelope provided for your convenience.

2. If you hold your shares of Common Stock in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, only that entity can exercise your right to authorize the submission of a written request with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE special meeting request card is submitted on your behalf. Please follow the instructions on the enclosed WHITE instruction form to provide instructions to your bank, brokerage firm, dealer, trust company or other nominee. If your bank, brokerage firm, dealer, trust company or other nominee provides for instructions to be delivered by telephone or over the Internet, instructions will be included on the enclosed WHITE instruction form.

3. Please return each and every WHITE special meeting request card and WHITE voting instruction form that you receive as each account must be submitted separately.

If you have any questions concerning this Statement, would like to request additional copies of this Statement or need help returning a special meeting request card, please contact:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

FORM OF SPECIAL MEETING REQUEST CARD—WHITE

WRITTEN REQUEST

OF STOCKHOLDERS TO CALL A SPECIAL MEETING

OF STOCKHOLDERS OF LIBERATED SYNDICATION, INC.

THIS SOLICITATION IS BEING MADE BY CAMAC FUND, LP AND ITS AFFILIATES AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF LIBERATED SYNDICATION, INC.

The undersigned stockholder of Liberated Syndication, Inc., a Nevada corporation (“Libsyn”), constitutes and appoints Eric Shahinian and John G. Grau, of them and each with full power of substitution and re-substitution, as the agent of the undersigned (such agent, together with each substitute appointed, if any, collectively, the “Designated Agents”), in respect of all shares of common stock, par value $0.001 per share (the “Common Stock”), of Libsyn owned by the undersigned to do any or all of the following, to which the undersigned hereby consents:

1. To submit a request for the call of a special meeting of stockholders of Libsyn (the “Special Meeting”) pursuant to Article II, Section 2.02 of Libsyn’s bylaws for the following purposes: (a) to remove, without cause, Christopher Spencer, J. Gregory Smith, Douglas Polinsky and Denis Yevstifeyev, as directors of Libsyn (and any other persons, other than the Nominees (as defined below), who are elected, appointed or designated by Libsyn’s Board of Directors (the “Board”) to fill any vacancy or newly created directorship at any time prior to the time that any of the actions proposed by this Statement become effective); (b) to amend Article III, Section 3.02 of Libsyn’s bylaws (the “Bylaws”) to increase to nine the number of directors constituting the Board; (c) to amend Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders; (d) to elect Eric Shahinian, Michael Cricenti, Simeon McMillan, Adam Pincus, and Bradley M. Tirpak (the “Nominees”) to serve as directors of Libsyn until the next annual meeting of stockholders of Libsyn and until their successors shall have been elected and shall have qualified; (e) to delete Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years; (f) to repeal each provision or amendment of the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of the stockholders after February 19, 2016 (the last date that the Bylaws were publicly disclosed by Libsyn), and prior to the approval of this proposal; and (g) to transact such other business as may properly come before the Special Meeting.

2. To exercise any and all rights of the undersigned incidental to calling or requesting the Special Meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect. Nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Common Stock owned by the undersigned at the Special Meeting or at any other stockholder meeting or action by written consent.

The undersigned authorizes and designates the Designated Agents to collect and deliver this request to Libsyn, and to deliver any other information required in connection therewith.

This request supersedes, and the undersigned hereby revokes, any earlier-dated revocation that the undersigned may have submitted to Camac Fund, LP, Libsyn or any designee of either.

Dated: , 2019
Printed Name of Stockholder
Signature of Stockholder (and title, if any)
Signature of Stockholder (if held jointly)

Please sign exactly as your name or names appear on the stock certificate or on the attached label. If shares of Common Stock are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY SIGN, DATE AND RETURN THIS WHITE SPECIAL MEETING REQUEST CARD.

A POSTAGE-PAID ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.